As filed with the Securities and Exchange Commission on October 8, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

COPLEY FUND, INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]	No fee required

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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IMPORTANT UPDATE REGARDING
COPLEY FUND INC.
SPECIAL MEETING OF SHAREHOLDERS

Change from In-Person Special Meeting of Shareholders to Virtual Special Meeting of Shareholders on October 13, 2020 at 10:00 A.M. (Eastern Time)

Due to the potential adverse public health impact of the coronavirus outbreak (COVID-19), the location and format of the October 13, 2020 Special Meeting of Shareholders (the “Meeting”) have been changed.

The Meeting will be held on the same date and time but will be held over the Internet in a virtual meeting format only. You will not be able to attend the Meeting in person. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and format. It may continue to be used to vote your shares in connection with the Meeting. We encourage you to cast your vote prior to the Meeting.

Accessing the Virtual Meeting - If you wish to attend the Meeting via conference call, please send an email to attendameeting@astfinancial.com. Please use the e-mail subject line “Copley Fund Special Meeting,” and include in your email your full name and control number along with your request for the conference line number. You will be sent a link to register to attend the Meeting. Requests to attend the Meeting via conference call must be received no later than 1:00 p.m. Eastern Time, on October 12, 2020.

If you plan to attend the Meeting via conference call, you will have the opportunity to (i) listen to the Meeting on the conference line number that will be provided upon Shareholder request, and (ii) vote during the course of the Meeting via the Internet or by telephone only, using the website or phone number provided on the proxy card you received.

If your shares are held of record by a broker-dealer, you may still attend the Meeting, but if you wish to vote during the course of the Meeting, you will need to obtain a legal proxy from your broker of record. Legal proxies must be submitted to attendameeting@astfinancial.com by 1 p.m. Eastern Time, on October 12, 2020.

Copley Fund Inc. Announces Important Update Regarding October 13, 2020, Special Meeting of Shareholders

Meeting of Shareholders to be Virtual Instead of In-Person

NEW YORK, New York - Copley Fund Inc. today announced that the location and format of its shareholder meeting to be held on October 13, 2020, at 10:00 a.m. Eastern Time has been changed from an in-person meeting to a virtual meeting.

The location and format of the shareholder meeting is being changed as a result of the potential adverse public health impact of the coronavirus pandemic (COVID-19). There is no option to attend the shareholder meeting in person. The proxy card or notice included with the proxy materials previously distributed to shareholders will not be updated to reflect the change in location and format and may continue to be used to vote shares in connection with the meetings.

More information on how to attend the virtual meeting is available at attendameeting@astfinancial.com.